Exhibit 10.1

AMENDMENT NO. 1 TO

ORTHOFIX MEDICAL INC.

AMENDED AND RESTATED

2012 LONG-TERM INCENTIVE PLAN

WHEREAS, Orthofix Medical Inc. (the “Company”) has established and maintains the Amended and Restated 2012 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Company’s Board of Directors desires to amend the Plan, subject to the approval of the Company’s shareholders, solely to increase the number of shares of common stock of the Company reserved and available for issuance pursuant to the Plan by 1,100,000 shares.

NOW, THEREFORE, BE IT RESOLVED, that by virtue and in exercise of the power reserved to the Company’s Board of Directors by Section 5.3 of the Plan, the Plan be and hereby is amended, subject to approval by the Company’s shareholders (this “Amendment”), in the following particulars, to be effective as of the date the Company’s shareholders approve this Amendment:

1. By substituting the phrase “Five Million Eight Hundred Fifty Thousand (5,850,000) shares” for the phrase “Four Million Seven Hundred Fifty Thousand (4,750,000) shares” in Section 4.1(a) of the Plan.

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Note: Amendment was approved by the Company’s shareholders, and became effective, on June 8, 2020.